UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2021

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2021, Crown Electrokinetics Corp., a Delaware corporation (the “Company”) entered into a Fourth Amendment to the Intellectual Property Agreement (the “HP Amendment”) with Hewlett-Packard Development Company, L.P., a Texas limited partnership (“HPDC”) and HP, Inc., a Delaware corporation (“HPI” and, together with HPDC, “HP”). Pursuant to the HP Amendment, among other items, the parties agreed to amend the list of patent and patent applications, which includes two additional patents (the “HP Patents”) that are assignable to the Company by HP upon the exercise of the Company’s option to acquire the HP Patents (the “Option”). In connection with the Company’s exercise of the Option, the Company paid HP an aggregate amount equal to One Million Five Hundred Fifty Thousand Dollars ($1,550,000) on February 9, 2021. From the date of the exercise of the Option until January 1, 2030, the Company agreed to pay to HP a royalty fee based on the cumulative gross revenue received by the Company from the HP Patents as follows:

Time Window	Lifetime Cumulative Gross Revenue	Royalty Rate
Prior to December 31, 2029	Less than $70,000,000	0.00%
	$70,000,000 - $500,000,000	1.25%
	$500,000,000 and beyond	1.00%
January 1, 2030 onward		0.00%

The foregoing summary of the HP Amendment is qualified in its entirety by reference to the full text of the HP Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Intellectual Property Agreement, dated February 4, 2021, by and among Hewlett-Packard Development Company, L.P., HP, Inc. and Crown Electrokinetics Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2021

Crown Electrokinetics Corp.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

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